EXHIBIT 99.1
                                                                    ------------



            CONTACT:       Investor Relations:

                           Suzanne Michalek
                           Director of Corporate Communications
                           201-267-8000

                           Financial Dynamics
                           Investor Relations: Melissa Myron
                           Press: Stephanie Sampiere
                           212-850-5600


         FOR IMMEDIATE RELEASE


         MOVADO GROUP, INC. REPORTS RECORD FOURTH QUARTER

         AND FISCAL 2004 RESULTS


              ~ COMPANY POSTS 17% SALES INCREASE IN FOURTH QUARTER~
                     ~ FULL YEAR NET INCOME INCREASES 14% ~

                ~ CASH FLOW FROM OPERATIONS EXCEEDS $50 MILLION ~

         PARAMUS, NJ - MARCH 12, 2004 -- MOVADO GROUP, INC. (NYSE: MOV), today announced results for the fourth quarter and fiscal year ended January 31, 2004.


     FOURTH QUARTER FISCAL 2004

o Net sales for the quarter were $92.7 million, a 16.6% increase over last year, or an increase of 14.6% on a constant dollar basis.

o    Comparable store sales increased 15.1% at the Company's Movado boutiques.

o Gross margin was 59.6% compared to 61.4%, primarily resulting from the impact of the weak U.S. dollar.

o    Operating profit increased 7.8% to $9.2 million.

o Net income increased 11.2% to $6.2 million compared to $5.5 million last year.

o Earnings per diluted share increased to $0.49 from $0.46 last year, with a 4.3% increase in diluted shares outstanding.


     Efraim Grinberg, President and Chief Executive Officer, commented, "Our excellent fourth quarter performance capped a banner year for Movado Group. For both the quarter and the year, we delivered record sales, profits and cash flow. During the fourth quarter, we experienced growth across all of our brands - Movado, Concord, Coach, ESQ and Tommy Hilfiger - with year-over-year sales gains recorded, domestically and internationally. Our boutique business also posted strong sales results throughout fiscal 2004 and continues to strengthen the luxury brand image of Movado. In addition to our financial performance in fiscal 2004, we are very excited about the acquisition of premier Swiss luxury watch brand, Ebel, and the future growth potential that lies ahead for our company."


     FISCAL 2004 RESULTS

o Net sales increased 10.0% to $330.2 million versus net sales of $300.1 million last year, or an 8.2% increase on a constant dollar basis.

o    Comparable store sales increased 20.1% at the Company's Movado boutiques.

o Gross margin was 60.7% compared to 61.4%, primarily resulting from the impact of the weak U.S. dollar.

o    Operating profit increased 9.5% to $34.8 million.

o Net income increased 13.9% to $22.9 million compared to $20.1 million last year.

o Earnings per diluted share increased 11.5% to $1.84 from $1.65 last year, with a 2.0% increase in diluted shares outstanding.

o    Cash flow from operations increased to $51.6 million.


          Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Over the past several years, our team has worked diligently to develop an efficient and scalable infrastructure from which to grow our business. The results of these efforts, particularly in the areas of working capital management and operational improvements, are best highlighted by our second consecutive year of record cash flow from operations, which was in excess of $50 million in fiscal 2004. We are encouraged by our progress and we remain focused on our key operating initiatives of driving our growth initiatives and improving our financial strength by continuing to focus on generating strong and consistent cash flow."


     As announced on March 1, 2004, the Company completed its acquisition of Swiss luxury watch brand, Ebel. With its distinctive and internationally recognized image, Ebel extends Movado Group's presence within the luxury watch category and international markets. Over the next six months, Ebel will be integrated into Movado Group's worldwide operations. As part of this process, the Company has initiated a restructuring of the Ebel operations in Switzerland.


     Mr. Grinberg concluded, "As we enter fiscal 2005, we are well positioned to capitalize on the positive trends we are experiencing across all of our brands. We will continue our relentless focus on delivering newness to the marketplace, while supporting our brands with compelling marketing and advertising programs. We are looking forward to the exciting new product we plan to introduce at the Basel Watch Fair in April."

     Prior to including Ebel in its financial results, Movado Group anticipates fiscal year 2005 earnings per share to range between $2.00 to $2.05. After accounting for the Ebel integration into Movado Group, the Company expects earnings per share to range between $1.84 and $1.92 in fiscal 2005.


          The Company's management will host a conference call today, March 12, 2004 at 10:00 a.m. Eastern Time to discuss its fourth quarter and year-end financial results. The Company will also provide financial projections for fiscal 2005 and a progress update on the acquisition of Ebel. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.


     Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.



     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


                               (TABLES TO FOLLOW)

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                   JANUARY 31,           JANUARY 31,
                                               -------------------   -------------------
                                                   2004       2003       2004       2003
                                                   ----       ----       ----       ----
Net sales                                      $ 92,732   $ 79,539   $330,214   $300,077

Cost of sales                                    37,444     30,696    129,908    115,907
                                               --------   --------   --------   --------

Gross profit                                     55,288     48,843    200,306    184,170

Selling, general and administrative expenses     46,047     40,268    165,525    152,394
                                               --------   --------   --------   --------

Operating profit                                  9,241      8,575     34,781     31,776

Interest expense                                    672        871      3,044      3,916
                                               --------   --------   --------   --------

Income before taxes                               8,569      7,704     31,737     27,860

Income tax                                        2,399      2,157      8,886      7,801
                                               --------   --------   --------   --------

Net income                                     $  6,170   $  5,547   $ 22,851   $ 20,059
                                               ========   ========   ========   ========

Net income per share                           $   0.49   $   0.46   $   1.84   $   1.65
Shares used in per share computation             12,682     12,157     12,439     12,190

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                  (UNAUDITED)

                                         JANUARY 31,  JANUARY 31,  JANUARY 31,
                                               2004         2003         2002
                                               ----         ----         ----
ASSETS

    Cash and cash equivalents              $ 82,083     $ 38,365     $ 16,971
    Trade receivables, net                   88,800       94,438       92,014
    Inventories                             121,678      111,736       98,589
    Other                                    27,932       36,646       19,467
                                           --------     --------     --------
        Total current assets                320,493      281,185      227,041
                                           --------     --------     --------

    Property, plant and equipment, net       42,112       39,939       38,726
    Other assets                             28,451       24,030       24,909
                                           --------     --------     --------
                                           $391,056     $345,154     $290,676
                                           ========     ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY


    Loans payable to banks                  $      0     $      0    $  6,500
    Current portion of long-term debt         10,000            0       5,000
    Accounts payable                          23,631       22,712      23,824
    Accrued liabilities                       25,781       22,735      25,417
    Deferred and current taxes payable        18,111       16,318      12,368
                                            --------     --------    --------
        Total current liabilities             77,523       61,765      73,109
                                            --------     --------    --------

    Long-term debt                            25,000       35,000      35,000
    Deferred and non-current income taxes      2,282        4,229       1,513
    Other liabilities                         11,450        7,948       8,584
    Shareholders' equity                     274,801      236,212     172,470
                                            --------     --------    --------
                                            $391,056     $345,154    $290,676
                                            ========     ========    ========